Exhibit 21.1
SEACOR MARINE HOLDINGS INC.
MAJORITY OWNED SUBSIDIARIES
AS OF DECEMBER 31, 2016

Jurisdiction of Incorporation/Formation
Boston Putford Offshore Safety Limited	England
C-Lift LLC	Delaware
CTV Crewing Services Ltd	England and Wales
Cypress CKOR LLC	Marshall Islands
Graham Offshore LLC	Delaware
Infraestructura Del Mar, S. de R.L. de C.V.	Mexico
Maranta S.A.	Argentina
McCall's Boat Rentals LLC	Delaware
SAN Offshore Marine Inc.	Delaware
Seabulk Angola Holdings, Inc.	Marshall Islands
Seabulk Command, Inc.	Marshall Islands
Seabulk Congo, Inc.	Liberia
Seabulk E. G. Holdings, Inc.	Marshall Islands
Seabulk Eagle II, Inc.	Marshall Islands
Seabulk Freedom, Inc.	Marshall Islands
Seabulk Ghana Holdings Inc.	Marshall Islands
Seabulk Global Carriers, Inc.	Marshall Islands
Seabulk Marine International Inc.	Delaware
Seabulk Offshore Dubai, Inc.	Florida
Seabulk Offshore Equatorial Guinea, S.L.	Equatorial Guinea
Seabulk Offshore Holdings, Inc.	Marshall Islands
Seabulk Offshore International FZE	United Arab Emirates
Seabulk Offshore LLC	Delaware
Seabulk Offshore Operators, Inc.	Florida
Seabulk Offshore Venture Holdings Inc.	Marshall Islands
Seabulk Offshore Vessel Holdings Inc.	Marshall Islands
Seabulk Operators, Inc.	Florida
Seabulk Overseas Transport, Inc.	Marshall Islands
Seabulk South Atlantic LLC	Delaware
Seabulk Tims I, Inc.	Marshall Islands
Seabulk Transmarine II, Inc.	Florida
SEACAP Leasing Associates VII LLC	Delaware
SEA-CAT CREWZER III LLC	Marshall Islands
SEACOR Acadian Companies Inc.	Delaware
SEACOR Acadian Marine LLC	Delaware
SEACOR Capital (Singapore) Pte. Ltd.	Singapore
SEACOR Capital (UK) Limited	England
SEACOR Eagle LLC	Delaware
SEACOR Flex AS	Norway
SEACOR (GP) KS	Norway
SEACOR Hawk LLC	Delaware
SEACOR International Chartering Inc.	Delaware
SEACOR LB Holdings LLC	Delaware
SEACOR LB Offshore LLC	Delaware
SEACOR LB Offshore (MI) LLC	Marshall Islands
SEACOR LB Realty LLC	Delaware

Jurisdiction of Incorporation/Formation
SEACOR Liftboats LLC	Delaware
SEACOR Marine (Asia) Pte. Ltd.	Singapore
SEACOR Marine Australia Pty Ltd	Australia
SEACOR Marine AZ LLC	Azerbaijan
SEACOR Marine (Bahamas) Inc.	Marshall Islands
SEACOR Marine Capital Inc.	Delaware
SEACOR Marine (Cyprus) Ltd.	Cyprus
SEACOR Marine Foreign Holdings Inc.	Marshall Islands
SEACOR Marine Guernsey Ltd.	Guernsey
SEACOR Marine (International) Limited	England
SEACOR Marine International 2 LLC	Delaware
SEACOR Marine International LLC	Delaware
SEACOR Marine LLC	Delaware
Seacor Marine (Malta) Limited	Malta
SEACOR Marine (Nigeria) L.L.C.	Louisiana
SEACOR Marine Payroll Management LLC	Delaware
SEACOR Marine Property Limited	United Arab Emirates
SEACOR Ocean Boats Inc.	Delaware
SEACOR Offshore Abu Dhabi, Inc.	Florida
SEACOR Offshore do Brasil Ltda.	Brazil
SEACOR Offshore Dubai (L.L.C.)	United Arab Emirates
SEACOR Offshore International Inc.	Florida
SEACOR Offshore LLC	Delaware
SEACOR Offshore (Marshall Islands) Ltd.	Marshall Islands
SEACOR Offshore Services Inc.	Delaware
SEACOR OSV Investments LLC	Delaware
SEACOR OSV Partners GP LLC	Delaware
SEACOR‑SMIT Offshore (International) Ltd.	Marshall Islands
SEACOR Supplyships 1 AS	Norway
SEACOR Worldwide (AZ) Inc.	Delaware
SEACOR Worldwide (Ghana) LLC	Delaware
SEACOR Worldwide Inc.	Delaware
Sea Mar Offshore LLC	Delaware
South Sea Serviços Marítimos Ltda.	Brazil
Southern Crewing Services Limited	England
Stirling Offshore Limited	Scotland
Stirling Shipping Company Limited	Scotland
Stirling Shipping Holdings Limited	Scotland
VEESEA Holdings Inc.	Delaware
VENSEA Marine, S.R.L.	Venezuela
Windcat Workboats B.V.	The Netherlands
Windcat Workboats Holdings Ltd	England and Wales
Windcat Workboats International Limited	Guernsey
Windcat Workboats Limited	England and Wales
Windcat Workboats (MI) LLC	Marshall Islands
Windcat Workboats LLC	Delaware
Yarnell Offshore (MI) Ltd.	Marshall Islands

SEACOR MARINE HOLDINGS INC.
50% OR LESS OWNED COMPANIES
AS OF DECEMBER 31, 2016

Jurisdiction of Incorporation/Formation
AS Offshore Ghana Services Limited	Ghana
Compania Empresarial Del Mar Y Navegacion, S.A. de C.V.	Mexico
Dynamic Offshore Drilling Limited	Cyprus
Falcon Global LLC	Marshall Islands
FRS Windcat Offshore Logistics GmbH	Germany
GEPBULK S.L.	Equatorial Guinea
Mantenimiento Express Maritimo S.A.P.I. de C.V.	Mexico
Marine Seacor Pte. Ltd.	Singapore
Nautical Power, L.L.C.	Delaware
Seabulk Offshore de Angola, Lda.	Angola
SEA-CAT CREWZER II LLC	Marshall Islands
SEA-CAT CREWZER LLC	Delaware
SEACOR Grant DIS	Norway
SEACOR Grant (GP) AS	Norway
SEACOR Marine Arabia Limited	Saudi Arabia
SEACOR Offshore Arabia (MI) LLC	Marshall Islands
SEACOR OSV Partners I LP	Delaware
SEACOR Supplyships 1 KS	Norway
ShipServ Inc.	Delaware
Societe de Gestion des Services Portuaires	Republic of the Congo